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                                                                    EXHIBIT 10.4

July 25, 2002

Devon Canada Corporation
3000, 400 - 3rd Avenue S.W.
Calgary, Alberta T2P 4H2

Northstar Energy Corporation
3000, 400 - 3rd Avenue S.W.
Calgary, Alberta T2P 4H2

Dear Sirs:

Royal Bank of Canada (the "Bank") is pleased to offer to Devon Canada Corporation and Northstar Energy Corporation a revolving committed operating facility (the "Credit Facility") partly in replacement of the Cdn $125,000,000 credit facility presently made available to Anderson Exploration Ltd. and its subsidiaries (the "Existing AXL Agreement") and the Cdn $10,000,000 credit facility (the "Existing Northstar Agreement") made available to Northstar Energy Corporation and subject to the terms and conditions below:

BORROWERS:                      Devon Canada Corporation ("Devon") and Northstar
                                Energy Corporation ("Northstar") (collectively the "Borrowers").

SCHEDULES:                      The attached Schedules are incorporated in this
                                agreement by reference as if set out in full herein (collectively this agreement and all schedules are referred to as the "Agreement").

DEFINITIONS:                    Terms used herein and not otherwise deferred
                                herein or in Schedule A or Schedule B shall have the same meaning as is given to such terms in the Revolving Credit Agreement.

LENDER: Royal Bank of Canada (the "Bank") through its branch of account ("Branch of Account") at 339 - 8th Avenue S.W., Calgary, Alberta T2P 1C4.

AMOUNT: The amount available under the Credit Facility shall not exceed Cdn $10,000,000 or the Equivalent Amount in US Dollars (the "Amount").

PURPOSE: The Borrowers shall use the Credit Facility to finance their general operating requirements of the Borrowers and Canadian Subsidiaries of either Borrower or the US Parent. The Borrowers shall not use the Credit Facility to finance a Hostile Take-Over Bid without the prior written consent of the Bank.

GUARANTEE:                      Devon Energy Corporation (the "US Parent") shall
                                irrevocably guarantee to the Bank, and its successors and assigns, the prompt and complete payment when due of all amounts payable hereunder by the Borrowers from time to time.

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                                       2


CREDIT FACILITY:                The Credit Facility is available to either
                                Borrower (as designated in a Notice of
                                Borrowing) by way of:

                                (a) Royal Bank Prime based loans in Canadian Dollars ("RBP Loans")

                                (b)   US Base Rate based loans in US Dollars
                                      ("RBUSBR Loans"); and

                                (c)   LC's in Canadian Dollars or US Dollars.

                                Each use of the Credit Facility by way of any of the foregoing methods is referred to as a "Borrowing". The face amount of each Borrowing outstanding shall be used to determine the amount of Borrowings outstanding under the Credit Facility at any time. Notices of a Borrowing shall be in a form acceptable to the Bank, acting reasonably, and shall be received by the Bank by 12:00 noon Calgary time on the day of any Borrowing by way of RBP Loans and RBUSBR Loans and by 12 noon Calgary time two (2) Business Days prior to any Borrowing by way of LC.

                                The letters of credit issued under the Existing AXL Agreement and under the Existing Northstar Agreement and which are described in Schedule C hereto shall be continued as LC's hereunder on the date this Agreement becomes effective and be deemed to be outstanding as LC's under this Agreement. For those LC's originally issued under the Existing AXL Agreement, such LC's shall be deemed to be issued at the request and for the account of Devon and Devon shall be the obligor and indemnitor in respect thereof and for those LC's originally issued under the Existing Northstar Agreement, such LC's shall be deemed to be issued at the request and for the account of Northstar and Northstar shall be the obligor and indemnitor in respect thereof. Each Borrower shall pay all LC fees hereunder with respect to the continuance of the LC's hereunder for such Borrower's account as if such LC's were issued hereunder on the date this Agreement becomes effective provided the applicable Borrower shall receive a credit for fees payable in respect of such LC's under the Existing AXL Agreement and Existing Northstar Agreement, as applicable.

INTEREST RATES AND FEES:        The following rates of interest and fees shall
                                apply to the Credit Facility:

                                RBP Loans - RBP + 0% per annum
                                RBUSBR Loans - RBUSBR  + 0% per annum
                                Letters of Credit - 75 basis points

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                                       3


                                An additional 12.5 basis points fee per annum, calculated daily based on Borrowings outstanding, including therein the undrawn amount of all outstanding LC's, with Borrowings outstanding in US Dollars being notionally converted to Canadian Dollars at the rate of exchange in effect for the purpose of determining an Equivalent Amount on each day during such month, will be payable by Devon when more than 25% of the Credit Facility is used on any day in any month. Such fee shall be payable monthly in arrears on the third Business Day following the end of each month.

                                The applicable Borrower shall pay a minimum fee of Cdn. $250 or US $250, as applicable, with respect to each LC issued and a minimum fee of Cdn. $100 or US $100, as applicable, for any amendment to an LC.

                                Devon shall pay to the Bank a standby fee in Canadian dollars on the undrawn and available portion of the Credit Facility at the rate of
                                12.5 basis points per annum, such standby fee to be paid by Devon monthly in arrears on the third Business Day following the end of each month, with Borrowings outstanding in US Dollars being notionally converted to Canadian Dollars at the rate of exchange in effect for the purpose of determining an Equivalent Amount on each day during each such month. Such standby fee will be calculated on a daily basis and on the basis of the actual number of days elapsed in a year of 365 days.

INTEREST PAYMENTS:              Each Borrower shall pay to the Bank interest on
                                Borrowings obtained by it and outstanding by way of RBP Loans in Canadian Dollars at Royal Bank
                                Prime and interest on Borrowings obtained by it and outstanding by way of RBUSBR Loans in US dollars at the US Base Rate. Each Borrower shall pay such interest monthly in arrears at the applicable rates per annum calculated on a daily basis on the Borrowings obtained by it and outstanding by way of RBP Loans and Base Rate
                                Loans, as applicable, based on the actual number of days elapsed divided by 365. Interest payments on the RBP Loans and Base Rate Loans shall be paid for value on the last Business Day of each month.

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                                       4


                                Each Borrower shall pay interest on all its overdue payments at a rate per annum equal to Royal Bank Prime plus 200 basis points, provided however, that if the overdue payment is denominated in US Dollars, the applicable Borrower shall instead pay interest thereon at a rate per annum equal to the US Base Rate plus 200 basis points. Interest on all overdue payments shall be payable monthly in arrears. All interest payable under this Agreement or any document executed pursuant to this Agreement shall be payable both before and after default, demand, maturity and judgement. If the foregoing rate of interest on overdue payments under this Agreement is not recoverable under applicable law, the applicable rate of interest shall be reduced to the highest rate permitted under applicable law.

INTEREST ACT:                   For the purposes of the Interest Act (Canada),
                                the annual rates of interest or fees to which the rates calculated in accordance with this Agreement are equivalent, are the rates so calculated, multiplied by the actual number of days in the calendar year in which such calculation is made and divided by 365.

MATURITY AND REPAYMENTS:        All amounts outstanding under this Credit
                                Facility are payable on the earlier of a demand for payment following the occurrence of an Event of Default (subject to automatic acceleration in case of certain Events of Default) and the Maturity Date.

CURRENCY FLUCTUATIONS:          Notwithstanding any other provision of this
                                Agreement, if any Borrowing outstanding is denominated in US Dollars, the Bank shall have the right to calculate the outstanding
                                Borrowings in Canadian Dollars for all purposes including making a determination from time to time of the available undrawn portion of the Amount. If following such calculation, the Bank determines that the outstanding Borrowings determined in Canadian Dollars are greater than 105% of the Amount at such time, then the Bank shall so advise the Borrowers and the Borrowers shall repay, on the later of five Business Days after such advice and the last Business Day of the month following such date of calculation, an amount sufficient to eliminate the excess over and above the aggregate amount of the Borrowings permitted hereby to be outstanding at such time, together with all accrued interest on the amount so paid.

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                                       5


EXTENSION OF MATURITY DATE:     The Maturity Date may be extended for 364 days
                                on the request of the Borrowers and with the agreement of the Bank in its absolute discretion. A request for an offer of extension may be made by the Borrowers not more than 60 days and not less than 30 days prior to the Maturity Date. Within 20 days of a request for an offer of extension, the Bank shall either provide the Borrowers with an offer to extend the Maturity Date and the terms and conditions on which such offer is made or advise the Borrowers that it is not willing to extend the Maturity Date. Failure by the Bank to provide a response to the request within such 20 days shall be deemed to be a denial of such request.
                                If the Bank provides an offer of extension, it may be accepted by the Borrowers until the second Business Day before the Maturity Date in which case the Maturity Date shall be extended for 364 days from the day such offer is accepted.

TIME AND PLACE OF PAYMENT:      All amounts due by the Borrowers pursuant to
                                this Agreement shall be paid at the Branch of Account in immediately available funds for value on the day such amount is due in Canadian
                                Dollars, or US Dollars in the case of Borrowings denominated in US Dollars, or as otherwise provided herein. If a day on which an amount is due is not a Business Day such amount shall be deemed for all purposes of this Agreement to be due on the Business Day next following such day and all interest and other fees shall continue to accrue until payment. Interest and fees payable under this Agreement are payable both before and after any or all event of default, demand and judgement.

EVIDENCE OF INDEBTEDNESS:       The Bank shall open and maintain at the Branch
                                of Account accounts and records evidencing the principal amount of each Borrowing, the payment of principal and interest and all other amounts owing to the Bank by each Borrower under this Agreement. The Bank's accounts and records constitute, in the absence of manifest error, conclusive evidence of the indebtedness of the Borrowers to the Bank.

                                The Borrowers authorize and direct the Bank to automatically debit, by mechanical, electronic or manual means, the bank accounts of the Borrower for all amounts payable under this Agreement, including, but not limited to, the repayment of principal and the payment of interest, fees and all charges agreed for the keeping of such bank accounts; provided that to the extent that any Borrower has accounts designated as royalty or joint interest owner accounts, the foregoing right of debit shall not extend to funds in such accounts which belong to, or otherwise arise from payments to such Borrower for the account of, third party royalty or joint interest owners.

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                                       6


CONDITIONS PRECEDENT:           This Agreement shall not become effective until,
                                and is subject to and conditional upon, the receipt in form and substance satisfactory to the Bank, acting reasonably, of the following:

                                (a)   a duly executed copy of this Agreement;

                                (b) a duly executed copy of the US Parent's guarantee;

                                (c)   certified copies of resolutions of the
                                      directors of each Borrower and the US
                                      Parent authorizing the execution, delivery and performance by each Borrower of this Agreement and by the US Parent of its guarantee;

                                (d)   certified copies of the constitutional
                                      documents of each Borrower and the US
                                      Parent;

                                (e) satisfactory legal opinions from counsel to the Borrowers, the US Parent and the Bank; and

                                (f)   such other documents as the Bank may
                                      reasonably request.

                                The obligation of the Bank to make its first
                                Borrowings available under the Credit Facility is subject to the Bank being satisfied, at the time of the proposed utilization of the Credit Facility, that no event shall have occurred since the date of the most recent Initial Financial Statements which would reasonably be expected to have a Material Adverse Effect in respect of the US Parent.

                                The obligation of the Bank to make any
                                Borrowings available to the Borrowers is subject to the representations and warranties herein and in the Revolving Credit Agreement being true and correct on the date such Borrowing is made in all respects for the first Borrowing and in all material respects thereafter and that, in each case, no Default shall exist at the date of such Borrowing.

COVENANTS:                      Each Borrower, by accepting this Agreement,
                                covenants with the Bank that:

                                (a)   it will pay duly and punctually all
                                      amounts due by it hereunder;

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                                       7


                                (b) if not otherwise provided to the Bank in its capacity as a lender under any other credit facility, including the Revolving Credit Facility, it will deliver to the Bank such financial and other information as the Bank may reasonably request from time to time, including, but not limited to, the financial information required pursuant to Section 6.2 of the Revolving Credit Agreement; and

                                (c) it will comply with all of its covenants contained in the Revolving Credit Agreement.

                                All covenants contained herein shall remain in force for the benefit of the Bank at all times before, on and after the making of advances hereunder.

REPRESENTATIONS AND WARRANTIES: The Borrower represents and warrants to the Bank those matters set out in Article 5 of the Revolving Credit Facility, with references therein to the Loan Documents being interpreted as references to the Loan Documents hereunder and references therein to Lenders being interpreted as references to the Bank; provided that to the extent the representations and warranties set forth in Article 5 of the Revolving Credit Agreement refer to a specific date, such representations and warranties shall be interpreted as being made hereunder as of such date and such representations and warranties shall be deemed to be modified to the extent the facts upon which such representations or warranties are based have been changed by extensions of credit hereunder or thereunder.

EVENTS OF DEFAULT:              Each of the following constitutes an Event of
                                Default under this Agreement:

                                (a) any Borrower fails to pay any principal amount due hereunder when due and payable or fails to pay any other amount when due hereunder within 3 days after the date when due and payable;

                                (b)   any Borrower fails to duly observe,
                                      perform or comply with any covenant,
                                      agreement, condition or provision of this Agreement or any other Loan Document and such failure remains unremedied for a period of 30 days after notice of such failure is given by the Bank to the Borrowers; or

                                (c)   an "Event of Default" occurs under the
                                      Revolving Loan Agreement.

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                                       8


                                Upon the occurrence of an "Event of Default" described in Section 8.1(g)(i), (ii) or (iii) of the Revolving Credit Agreement with respect to Borrowers, all of the indebtedness and liabilities of the Borrowers hereunder, including the undrawn amount of all Letters of Credit (collectively, the "Obligations"), shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of the Bank to make any further Borrowings shall be permanently terminated. During the continuance of any other Event of Default, the Bank at any time and from time to time may, without notice to Borrowers or any other Restricted Person, do either or both of the following:

                                (a) terminate any obligation of the Bank to make Borrowings available hereunder; and

                                (b)   declare any or all of the Obligations
                                      immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrowers and each Restricted Person who at any time ratifies or approves this Agreement.

                                If any Event of Default shall occur and be continuing, the Bank may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and the Bank may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon the Bank under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

                                If the Maturity Date or an Event of Default occurs, the applicable Borrower shall at such time either deposit cash in a collateral account opened by the Bank or provide the Bank with a letter of credit on terms and conditions and from a financial institution acceptable to the Bank, in each case, acting reasonably, in either case in an amount equal to the then undrawn and unexpired amount of all outstanding Letters of Credit requested by such Borrower (such cash and Letters of

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                                       9


                                Credit being the "LC Collateral"). The Borrower hereby grants to the Bank a security interest in such LC Collateral to secure all Obligations in respect of any such LC's. The LC Collateral shall be applied by the Bank to the payment of drafts drawn under such LC's. After all such Letters of Credit shall have expired, been replaced or been fully drawn and all Obligations shall have been satisfied, all other balances, if any, in such cash collateral account and any letters of credit shall be returned to the applicable Borrower. The Borrowers shall execute and deliver to the Bank from time to time such further documents and instruments as the Bank may reasonably request with respect to such security interest in such LC Collateral. Each Borrower further agrees that the Bank shall have all of the rights and remedies of a secured party under the Personal Property Security Act (Alberta) with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest. When either Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, the Bank may without notice to Borrowers or any other Restricted Person provide such LC Collateral (whether by transfers from other accounts maintained with the Bank, or otherwise) using any available funds of the applicable Borrower.

                                The LC Collateral shall, until application as herein provided, bear interest at the rate declared by the Bank from time to time as that payable in respect of deposits for similar amounts and for similar periods of time relative to the expiry date of the LC's and, prior to an Event of Default, such interest shall accrue for the benefit of and be paid to the applicable Borrower from time to time.

EXPENSES:                       The Borrowers shall pay the reasonable costs and
                                expenses including, without limitation,
                                reasonable legal fees, incurred by the Bank in connection with the preparation, negotiation, documentation and operation of the Credit
                                Facility including the enforcement of the Bank's rights hereunder and under any other document delivered pursuant to this Agreement, whether or not any amounts are advanced hereunder.

NOTICES: Any notice or demand hereunder shall be given by telecopier or personal delivery. A telecopier communication shall be deemed received on the Business Day following its transmission. Any communication by personal delivery shall be deemed received when hand delivered to the receiving party, at the address shown herein. Each party shall be bound by any notice given hereunder and entitled to act in accordance therewith.

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                                       10


AMENDMENTS AND WAIVERS:         No amendment, modification or waiver of any
                                provision of this Agreement or consent to any departure by the Borrowers from any provision of this Agreement will in any event be effective unless it is in writing and then the amendment, modification, waiver or consent will be effective only in the specific instance, and for the specific purpose and length of time for which it is given by the Bank. No failure to exercise and no delay in exercising on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.

GENERAL INDEMNITY:              Devon shall indemnify the Bank from and against
                                all losses, damages, expenses and liabilities which the Bank may sustain or incur as a consequence of any default (excluding principal, interest and fees owing by Northstar with respect to Borrowings made available to Northstar) under any provision of this Agreement or any other Loan Document provided hereunder.

JUDGMENT CURRENCY:              If, for the purpose of obtaining judgment in any
                                court, it is necessary to convert an amount due hereunder from the currency in which it is due into another currency and the rate of exchange applied in respect of such conversion is different from the rate of exchange applicable on the date payment is made in respect of such judgment, each Borrower agrees as a separate obligation (and notwithstanding any such payment or judgement) to indemnify the Bank against losses incurred by the Bank as a result thereof in respect of amounts owed by such Borrower.

SEVERABILITY:                   If any provision of this Agreement is or becomes
                                prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor invalidate, affect or impair any of the remaining provisions hereof.

REVOLVING CREDIT AGREEMENT:     All references herein to the Revolving Credit
                                Agreement shall be references to the Revolving
                                Credit Agreement in effect at the date hereof subject to such changes thereto as are made to such agreement while the Bank is a lender thereunder. In the event the Bank ceases to be a lender under the Revolving Credit Agreement or the Revolving Credit Agreement is terminated and this Agreement continues in full force and effect, the provisions of the Revolving Credit
                                Agreement referred to herein shall be deemed, as between the Bank and the Borrowers and as in effect at the date of such event, to remain in full force and effect for the purposes of this Agreement but only to the extent necessary to give effect to the provisions of this Agreement which are dependent on the provisions of the Revolving Credit Agreement.

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                                       11


SEPARATE OBLIGATIONS:           Except as expressly set forth in this Agreement
                                with respect to the payment of certain fees and the provision of certain indemnities by Devon alone:

                                (a)   all obligations of Northstar and Devon
                                      under this Agreement and the other Loan
                                      Documents are separate and individual
                                      obligations of Northstar and Devon,
                                      respectively, and

                                (b) Northstar shall not have any liabilities in respect of Borrowings made available by the Bank to Devon nor shall Devon have any liabilities in respect of Borrowings made available by the Bank to Northstar.

                                Notwithstanding anything contained herein,
                                Northstar shall not have any liability to pay any assessments, fees or costs, or otherwise provide financial assistance, relating to Borrowings made available to Devon or any other obligations of Devon.

GOVERNING LAW:                  This Agreement shall be construed in accordance
                                with and governed by the laws of the Province of Alberta and of Canada applicable therein.

WHOLE AGREEMENT:                This Agreement and any agreements delivered
                                pursuant to or referred to in this Agreement constitute the whole and entire agreement between the parties in respect of the Credit
                                Facility.

SUCCESSORS AND ASSIGNS:         This Agreement shall be binding upon and enure
                                to the benefit of the Bank and the Borrowers and their respective successors and permitted assigns.

EXPIRY DATE:                    This offer is open for acceptance until close of
                                business at the Branch of Account on July 25, 2002 unless extended in writing by the Bank.

Please acknowledge your acceptance of the above terms and conditions by signing the attached copy of this letter in the space provided below.

Yours truly,

ROYAL BANK OF CANADA

/s/  S. G. Tibbatts

S.G. Tibbatts
Senior Manager

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                                       12


We acknowledge and accept the terms and conditions of this Agreement on the 25th day of July, 2002 which acceptance is effective as provided above.

DEVON CANADA CORPORATION

Per:  /s/  Paul Brereton
      --------------------------------------------
      Name:  Paul Brereton
      Title:  Vice President - Finance

Per:  /s/  John Richels
      --------------------------------------------
      Name:  John Richels
      Title:  Senior VP Devon, President


NORTHSTAR ENERGY CORPORATION

Per:  /s/  Paul Brereton
      --------------------------------------------
      Name:  Paul Brereton
      Title:  Vice President - Finance

Per:  /s/  John Richels
      --------------------------------------------
      Name:  John Richels
      Title:  Senior VP Devon, President

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                                       13


      SCHEDULE "A" TO THE LETTER AGREEMENT DATED AS OF JULY 25, 2002 BETWEEN DEVON CANADA CORPORATION AND NORTHSTAR ENERGY CORPORATION AS BORROWERS AND ROYAL BANK OF CANADA AS THE BANK.

                                   DEFINITIONS

For purposes of this Agreement, the following terms and phrases shall have the following meanings:

"BASIS POINT" means one one-hundredth of one percent.

"BUSINESS DAY" means a day, excluding Saturday, Sunday and any other day which is a legal holiday in the City of Calgary, on which banking institutions are open for business in the City of Calgary.

"CANADIAN DOLLARS" and "CDN $" means lawful money of Canada.

"DEFAULT" means the occurrence of an Event of Default or the occurrence of any event or circumstance which with the giving of notice or passage of time or otherwise would constitute an Event of Default.

"EQUIVALENT AMOUNT" means, with respect to any given amount of any currency, the amount of any other currency required to purchase that amount of the first currency through the Bank in Toronto at the Bank's noon spot rate, in accordance with normal banking procedures.

"HOSTILE TAKE-OVER BID" means a take-over bid, as defined by applicable law, by a Borrower or in which a Borrower is involved, in respect of which the board of directors of the target company has not recommended acceptance of such take-over bid to the target company's shareholders.

"LOAN DOCUMENTS" means this Agreement, the guarantee by the US Parent and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

"MATURITY DATE" means July 23, 2003 subject to extension from time to time as provided for in the agreement.

"RBP" and "ROYAL BANK PRIME" means the annual rate of interest announced from time to time by the Bank as being a reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by in Canada.

"REVOLVING CREDIT AGREEMENT" means the Credit Agreement dated July 25, 2002 between the Borrowers, a syndicate of lenders and Royal Bank of Canada as agent providing for a credit facility in the amount of Cdn. $140,000,000.

"REVOLVING CREDIT FACILITY" means the credit facility provided to the Borrowers pursuant to the Revolving Credit Agreement.

"US BASE RATE" means the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on US Dollar commercial loans made in Canada.

"US DOLLARS" and "US $" each means lawful money of the United States of America in same day immediately available funds.

      SCHEDULE "B" TO THE LETTER AGREEMENT DATED AS OF JULY 25 2002 BETWEEN DEVON CANADA CORPORATION AND NORTHSTAR ENERGY CORPORATION AS BORROWERS AND ROYAL BANK OF CANADA AS THE BANK.

1.       LC DEFINITIONS:

"LC" means: (a) a documentary credit issued by the Bank on behalf of a Borrower for the purpose of paying suppliers of goods pursuant to the terms and conditions of Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or successor publication; and (b) a letter of guarantee and/or standby letter of credit issued by the Bank on behalf of a Borrower for the purpose of providing security to a third party that the Borrower or an affiliate thereof will perform a contractual or financial obligation owed to such third party.

2.    LC CONDITIONS:

Each Borrower may borrow by way of LC subject to the following conditions:

(a) each LC shall expire on a Business Day and the expiry date shall not be more than 364 days after the date of issuance unless the Bank has advised the Borrowers it is not extending the Credit Facility in which case such expiry date shall not be later than the Maturity Date.

(b) prior to the issue of an LC, the Borrower shall execute a duly authorized application and/or indemnity with respect to such LC in form and substance satisfactory to the Bank, acting reasonably.

(c) the Borrower shall pay a fee with respect to LC's on the date of issuance of such LC's in Canadian Dollars or US Dollars, as applicable. The fee shall be calculated on the face amount of any such LC issued and based on the number of days in the term thereof and a year of 365 days. If an LC is presented for payment or terminated prior to its maturity, the Bank shall provide the applicable Borrower with a credit for fees paid against future interest and fees payable by such Borrower hereunder based upon the remaining term to maturity and the amount of such payment or the amount so terminated.

(d) in the event a drawing is made under an LC, the face amount of such drawing shall constitute an RBP Loan if the drawing is in Canadian Dollars and an RBUSBR Loan if the drawing is in US dollars.

(e) in the event that there is any inconsistency at any time between the terms of this Agreement and the terms of the application and/or indemnity for LC, the terms of this Agreement shall govern.

      SCHEDULE "C" TO THE LETTER AGREEMENT DATED AS OF JULY 25 2002 BETWEEN DEVON CANADA CORPORATION AND NORTHSTAR ENERGY CORPORATION AS BORROWERS AND ROYAL BANK OF CANADA AS THE BANK.